UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 22, 2024

Commission File Number	Exact Name of Each Registrant as specified in its charter; State of Incorporation; Address; and Telephone Number			IRS Employer Identification No.
1-8962	PINNACLE WEST CAPITAL CORPORATION			86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix	Arizona	85072-3999
	(602)	250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 22, 2024, at the Annual Meeting of Shareholders of Pinnacle West Capital Corporation (the “Company”), the following items set forth in our 2024 Proxy Statement (the “Proxy Statement”) were voted upon:
Item 1. The nominees listed below were elected directors with the respective votes set forth opposite their names:

	FOR	WITHHELD	BROKER NON-VOTE
Glynis A. Bryan	91,802,401	730,083	9,375,592
Gonzalo A. de la Melena, Jr.	91,752,290	780,194	9,375,592
Richard P. Fox	90,676,586	1,855,898	9,375,592
Jeffrey B. Guldner	88,712,832	3,819,652	9,375,592
Bruce J. Nordstrom	89,274,352	3,258,132	9,375,592
Paula J. Sims	91,045,396	1,487,088	9,375,592
William H. Spence	91,703,385	829,099	9,375,592
Kristine L. Svinicki	92,043,711	488,773	9,375,592
James E. Trevathan, Jr.	91,492,062	1,040,422	9,375,592

Item 2. The advisory resolution to approve executive compensation, as disclosed in the Proxy Statement, was approved, with the following votes cast:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
87,508,976	4,751,865	271,643	9,375,592

Item 3. The Ratification of the appointment of Deloitte & Touche LLP as independent accountant for the year ending December 31, 2024 was ratified, with the following votes cast:

FOR	AGAINST	ABSTAIN
95,181,205	6,538,653	188,218

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: May 24, 2024	/s/ Robert E. Smith
Robert E. Smith
Executive Vice President, General Counsel and
Chief Development Officer